Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-129980) pertaining to the 2005 Non-Employee Director Restricted Stock Plan of AMERISAFE, Inc.,

(2)	Registration Statement (Form S-8 No. 333-129982) pertaining to the 2005 Equity Incentive Plan of AMERISAFE, Inc.,

(3)	Registration Statement (Form S-8 No. 333-170392) pertaining to the 2010 Restated Non-Employee Director Restricted Stock Plan of AMERISAFE, Inc., and

(4)	Registration Statement (Form S-8 No. 333-182125) pertaining to the 2012 Equity and Incentive Compensation Plan of AMERISAFE, Inc.;

of our reports dated February 28, 2014, with respect to the consolidated financial statements and schedules of AMERISAFE, Inc. and the effectiveness of internal control over financial reporting of AMERISAFE, Inc. included in this Annual Report (Form 10-K) of AMERISAFE, Inc. for the year ended December 31, 2013.

Ernst & Young LLP

New Orleans, Louisiana

February 28, 2014